                                                                    EXHIBIT 10.6

                                SUBSCRIBER UNIT
                               LICENSE AGREEMENT
                               -----------------

This Subscriber Unit License Agreement (the "Agreement") is entered into on September 23, 1999 by and between QUALCOMM Incorporated, a Delaware Corporation, and NeoPoint, Inc., a California corporation, with respect to the following facts:

                                   RECITALS

WHEREAS, QUALCOMM has developed certain proprietary Code Division Multiple Access ("CDMA") technology which may be useful in providing greater capacity and improved quality and reliability compared to other cellular telephone technologies, and QUALCOMM manufactures and sells CDMA components and equipment;

WHEREAS, LICENSEE desires to obtain a license of QUALCOMM's Intellectual Property to enable LICENSEE to design, make, have made, manufacture and sell Subscriber Units and * * * and to purchase certain components and equipment from time to time under regular purchase orders, and QUALCOMM desires to grant such license in exchange for the license fees, royalties and other provisions hereof, and to sell such components and equipment to LICENSEE, each in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, QUALCOMM desires to obtain a license of LICENSEE's Intellectual Property (as defined below) to manufacture and sell Subscriber Units and * * *, and LICENSEE desires to grant such license in accordance with the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW THEREFORE, the parties hereby agree as follows:

1.   HEADINGS AND DEFINITIONS.

     All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. Reference to "third party or third parties" shall not mean either Party or their Affiliates. For the purpose of this Agreement, the following definitions apply:

"Affiliates" means, as to a Party, any present or future Parent of the Party and any present or future Subsidiary of the Party and/or its Parent, but only for so



* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

long as the Parent remains the Parent of the Party and the Subsidiary remains a Subsidiary of the Party and/or its Parent. The term "Parent" means any corporation or other legal entity that owns, directly or indirectly (i) more than 50% of the shares or other securities of the Party entitled to vote for election of directors (or other managing authority) of the Party or (ii) if such Party does not have outstanding shares or securities, more than 50% of the equity interest in such Party, but only for so long as such ownership or control exists in (i) or (ii) above. The term "Subsidiary" of a Party means any corporation or other legal entity (i) the majority (more than 50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter owned or controlled by such Party either directly or indirectly or (ii) which does not have outstanding shares or security but the majority (more than 50%) of the equity interest in which is now or hereafter owned or controlled by such Party either directly or indirectly, but only for so long as such ownership or control exists in (i) or (ii) above.

"Authorized Licensees" shall have the meaning described in Section 6.3 below.


"CDMA Applications" means all communication applications (regardless of the transmission medium) which operate using code division multiple access ("CDMA") technology, whether or not based on IS-95, cdma2000 or W-CDMA, and irrespective of frequency band.

"CDMA ASIC" means a mobile station modem (MSM) CDMA application specific integrated circuit (including firmware thereon) sold by QUALCOMM, and any revision, generation, improvements, modifications or integration to or of the MSM.


"Chipset" means QUALCOMM's baseband analog ASIC, AGC Tx, AGC Rx ASIC, and CDMA ASIC (and future evolutions, combinations or versions of any of the foregoing)."

*  *  *

"Commercially Necessary IPR" means those Intellectual Property Rights which (i) the Party or its Affiliates has the right to license to the other Party without payment of royalties or any other consideration to any third party, (ii) are not essential to the manufacture, use or sale of Licensed Products and/or Components that comply with the specifications of the CAI and (iii) provide Licensed Products and/or Components with a competitive advantage (e.g., cost, lead-time or quality advantages) or which add to Licensed Products or Components a feature or other characteristic which may be reasonably required by the market place; but the term Commercially Necessary IPR does not include

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

any design patents, trade name, trademark, service mark, or similar symbols, abbreviation, contractions or simulations identifying the Party and its Affiliates (except as set forth in Section 8, if the Party is QUALCOMM).

"Common Air Interface" or "CAI" means the technical description of QUALCOMM's CDMA digital air interface specification for communication between cell site or other base station transceivers and Subscriber Units to the extent adopted as an industry standard by the Telecommunications Industry Association ("TIA") or other recognized international standards bodies. The term "CAI" includes (i) the TIA's IS-95 digital cellular standard, (ii) other CDMA standards which specify the same Physical Layer as IS-95 if approved by QUALCOMM and adopted by other international standards bodies throughout the world, (iii) QUALCOMM's proposed CDMA 2000 standard, including the multi-carrier mode of the IMT-2000 specification in all of its chip rates, and (iv) QUALCOMM's proposed HDR (High Data Rate) standard.

"Communications Device" means a general purpose electronic device such as a personal computer, personal digital assistant, facsimile machine, monitoring device, multi-media terminal, data entry terminal, or point of sale terminal.

"Components" means application specific integrated circuits (ASICs), electronic devices, integrated circuits, including firmware thereon, and/or families of devices for use in Licensed Products for Wireless Applications.

"Dual Mode CDMA" means, as applied to Licensed Products, having a capability to operate with CDMA technology in accordance with the CAI and existing analog FM cellular technology for backward compatibility with analog FM cellular infrastructure and subscriber units.

"Effective Date" means the date first set forth above.

"Ericsson" means Telefonaktiebolaget LM Ericsson (publ), a Swedish corporation and any of its subsidiaries in which it owns or controls fifty percent (50%) or more of the voting power.

"Future Commercially Necessary IPR" means all claims of any patents (foreign and domestic) which fall within the definition of Commercially Necessary IPR, but which do not fall within the definition of Included Commercially Necessary IPR.


"Have Made" means the right of LICENSEE under Ericsson's Patents to have a third party make a Licensed Product for CDMA Applications for the use and benefit of LICENSEE, provided that:

     (i) LICENSEE owns and supplies the designs, or specifications, or working drawings to such third party;
     (ii) such designs, specifications, and working drawings are in sufficient detail that no substantial additional design by such third party is required;
     (iii) such third party is not allowed to sell such Licensed Product to other third parties; and
     (iv) each such Licensed Product sold by LICENSEE shall bear the trademarks, trade names, or other commercial indicia of LICENSEE, although such Licensed Products may be co-branded with the trademarks, trade names, or other commercial indicia of the reseller or distributor of such Licensed Products. The requirements of this subparagraph (iv) shall not apply where a customer requires that the Licensed Product bear only such customer's trademarks, trade names, or other commercial indicia.

"Included Commercially Necessary IPR" means (1) with respect to the Intellectual Property Rights being licensed by QUALCOMM, (a) all claims of any patents (foreign and domestic) which were issued or applied for on or before January 1, 2002 and which constitute Commercially Necessary IPR and (b) all copyright, trade secret, know-how, technical assistance and other intellectual property rights which constitute Commercially Necessary IPR and which may be furnished by QUALCOMM to LICENSEE pursuant to and during the term of this Agreement and (2) with respect to the Intellectual Property Rights being licensed by LICENSEE, (a) all claims of any patents (foreign and domestic) which are now issued or which are applied for on or before January 1, 2002 and which constitute Commercially Necessary IPR and (b) all copyright, trade secrets, know-how, technical assistance and other intellectual property rights which constitute Commercially Necessary IPR and which may be furnished by LICENSEE to QUALCOMM pursuant to and during the term of this Agreement.

"Intellectual Property Rights" means patents, copyrights, trade secrets, know-how and other intellectual property rights.

"InterDigital" means InterDigital Communications Corporation, InterDigital Patents Corporation and/or InterDigital Technology Corporation.

"InterDigital's Excluded Patents" means those claims of each of InterDigital's existing and future patents which cover (i) overlay, (ii) interference cancellation, (iii) trellis, PASM and TASM coding/decoding and (iv) wireless telephone debit card systems. As of November 2, 1994, existing patents of InterDigital which have claims covering the subject matter of (i), (ii), (iii) and (iv) (and are therefore

InterDigital's Excluded Patents) are U.S. Patent Nos. 5,351,249; 4,849,974; 4,849,976; 5,359,182; 5,161,168; 5,333,191; 5,235,670; 5,072,308; 4,974,099;
4,953,197; 5,185,762; 5,228,053; 4,796,260 and their foreign counterparts.

"InterDigital's Five Patents" means U.S. Patent Nos. 5,228,056; 5,166,951; 5,093,840; 5,119,375; and 5,179,571 and any continuation, continuation-in-part and divisional application based on such patents, and any foreign counterparts of such patents, continuations, continuations-in-part or divisional applications.

"InterDigital Included Patents" means, with the exclusion of InterDigital's Excluded Patents, (i) every patent issued on or before March 7, 1995 (including utility models, but excluding design patents and design registrations) in the world owned or licensable by InterDigital (including but not limited to InterDigital's Five Patents), and (ii) any subsequently issued patent (including utility models, but excluding design patents and design registrations) (whether issued to InterDigital or a third party) in the world owned or licensable by InterDigital which claims or discloses an invention contained in a patent application filed or acquired by InterDigital anytime prior to March 8, 1995 ("Subsequently Issued InterDigital Patents"), and any counterparts (foreign or domestic) to any such Subsequently Issued InterDigital Patents whenever such counterparts are applied for, and (iii) any continuation, continuation-in-part or divisional application based on any patent falling within (i) or (ii) above, whether such continuation, continuation-in-part or divisional application is filed during or after March 8, 1995. In the event of an acquisition of InterDigital by a third party, InterDigital Included Patents shall not be construed to cover any patents or patent applications owned by such third party prior to the acquisition of InterDigital.

"InterDigital's Patents" means (i) with respect to those Licensed Products Sold by LICENSEE which incorporate CDMA ASICs purchased from QUALCOMM, the InterDigital Included Patents and (ii) with respect to those Licensed Products Sold by LICENSEE which do not incorporate CDMA ASICs purchased from QUALCOMM, InterDigital's Five Patents.

"Licensed Products" means *  *  *

"LICENSEE" means NeoPoint, Inc.

"LICENSEE's Intellectual Property" means LICENSEE's Technically Necessary IPR and LICENSEE's Included Commercially Necessary IPR.

"Masks" and "Mask Sets" mean the mask sets for Components and/or the computer output data used to generate the mask sets for Components.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

"Net Selling Price", with respect to each Licensed Product Sold by LICENSEE, shall mean one of the following, whichever is applicable:

     (a) When Sold by LICENSEE to a Purchaser (a "Purchaser" being a person or entity that does not control LICENSEE, is not controlled by LICENSEE or is not in common control with LICENSEE; and the term "control" for the above purposes shall mean the direct or indirect ownership or control of more than a twenty five percent interest), the Net Selling Price shall be the Selling Price charged by LICENSEE for Licensed Products Sold to such Purchaser;

     (b) When Sold by LICENSEE to a person or entity that is not a Purchaser (a "Related Buyer"), the Net Selling Price shall be the Selling Price charged by the final vendee Related Buyer upon resale by the final vendee Related Buyer of Licensed Products to a Purchaser but in no event less than the Selling Price that would be realized in a sale to a Purchaser transacting at arm's length.

     (c) When retained by LICENSEE for its own use or lease, or when Sold by LICENSEE to a Related Buyer for its own use or lease, the Net Selling Price shall be the Selling Price that would be realized in a sale to a Purchaser transacting at arm's length.

"Party" shall individually mean QUALCOMM or LICENSEE and the term "Parties" shall mean collectively QUALCOMM and LICENSEE.

"Philips" shall mean Philips Electronics N.V., a company existing under the laws of the Netherlands.

"Philips' CDMA Technically Necessary Patents" means claims of any patents which Philips (or any of its Affiliates) own or have the right to license that are essential or claimed by Philips or any of its Affiliates to be essential to the manufacture, use or sale of Subscriber Units (i.e., must necessarily be infringed upon in order to comply with the CAI). Notwithstanding anything to the contrary herein, the term "Philips CDMA Technically Necessary Patents" at a minimum includes U.S. patent numbers: 4,633,509, 4,765,753, and 5,140,638, and their foreign counterparts.

"Physical Layer" shall have the same meaning as given in the TIA's IS-95 digital cellular standard.

"QUALCOMM" means QUALCOMM Incorporated, a Delaware corporation.

"QUALCOMM's Core IP" means QUALCOMM's Intellectual Property excluding InterDigital's Patents.

"QUALCOMM's Intellectual Property" means QUALCOMM's Technically Necessary IPR and QUALCOMM's Included Commercially Necessary IPR and InterDigital's Patents.

"Qualifying Licensed Product" means a Licensed Product which contains and incorporates a CDMA ASIC purchased by LICENSEE from QUALCOMM.

*  *  *

"Selling Price" means the gross selling price and/or value of other consideration charged by the LICENSEE or its final vendee Related Buyer for each Licensed Product in the form in which it is Sold (whether or not assembled and without excluding therefrom any Components or subassemblies thereof which are included with such Licensed Product) deducting therefrom only the following items incurred upon the Sale and delivery of such Licensed Product to the extent actually included and paid in the Sale price of each such Licensed Product and properly documented by the LICENSEE: (i) packing costs, (ii) costs of insurance and transportation, (iii) import, export, excise, sales and value added taxes and custom duties levied or imposed directly upon the Sale of such Licensed Product, and (iv) usual and customary trade discounts, rebates and other price reduction programs. If Licensed Products are Sold in combination with other separate and distinct products or services including, without limitation, accessories, (the "Other Products"), the Selling Price for such Licensed Products (the "Combined Licensed Products") shall be the average Selling Price which LICENSEE charged to Purchasers for Licensed Products (of the same or substantially the same quality and quantity) that were Sold without being combined with other products or services in the most recent calendar quarter in which such Sales were made. If no such Licensed Products have been Sold to a Purchaser in the same or any previous calendar quarter to permit the fair determination of an arm's length price, then the Selling Price for such Combined Licensed Products shall be the Selling Price charged by LICENSEE for such Combined Licensed Products multiplied by a ratio equal to (i) the actual manufacturing cost of the Licensed Product divided by (ii) the sum of (a) the actual manufacturing costs of the Licensed Product plus (b) the actual manufacturing costs of the Other Products. Notwithstanding anything to the contrary herein, in no case shall the Selling Price of the Licensed Product be less than the fair market value of the Licensed Product. For the purpose of this definition, "Sold in combination with" shall mean that two or more separate and distinct products are sold together for a single price provided that such separate and distinct products are not physically integrated into a single product.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

"Sold," "Sale," "Sell" means put into use, sold, leased or otherwise transferred and a sale shall be deemed to have occurred upon first use, shipment or invoicing, whichever shall first occur.

"Subscriber Unit" means a complete CDMA and/or Dual Mode CDMA telephone, including but not limited to mobile, transportable and portable telephones, which incorporates all or any part of QUALCOMM's Intellectual Property and can be used, without any additional equipment or components being attached thereto, to initiate and/or receive Wireless telecommunications transmissions in accordance with the CAI.

"Technically Necessary IPR" means all claims of any patents (foreign and domestic), issued on, prior to or after the Effective Date which (i) the Party and/or its Affiliates has the right to license to the other Party without payment of royalties or any other consideration to any third party and (ii) are essential to the manufacture, use or sale of Licensed Products and/or Components which comply with the specifications of the CAI (i.e., must be infringed upon in order to comply with the CAI); but the term Technically Necessary IPR does not include any trade name, trademark, service mark, or similar symbols, abbreviation, contractions or simulations identifying the Party and its Affiliates (except as set forth in Section 8, if the Party is QUALCOMM).

"Territory" means North America, Central America and South America only unless and until LICENSEE exercises the option set forth in Section 5.11 of this Agreement.

*  *  *

"Wireless" and "Wireless Applications" means terrestrial-based, land mobile, wireless telecommunications applications, including but not limited to cellular, personal communications services (PCS), wireless local loop and wireless PABX applications which are based upon the CAI. Notwithstanding the foregoing, the terms "Wireless" and/or "Wireless Applications" shall not include (i) satellite applications (defined as any application which utilizes a direct connection between any satellite and the (a) Subscriber Unit, or (b) Communications Device containing a * * *), and/or (ii) Cordless Telephone Applications (defined as applications not dependent on use of a switch, including but not limited to a PABX switch, for interface to the public network).

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

2.   TERM OF AGREEMENT.

     This Agreement shall commence upon the Effective Date and, unless otherwise terminated or canceled as provided herein, shall continue in full, force and effect thereafter.

3.   LICENSE FEES TO QUALCOMM.

     3.1 In partial consideration of the rights granted to LICENSEE under this Agreement, LICENSEE shall pay * * *.

     3.2 QUALCOMM hereby represents that during the eighteen months immediately prior to the Effective Date (i) no third party has entered into a subscriber unit license agreement with QUALCOMM that (a) is substantially similar to this Agreement, (b) is effective within North America, Central America and South America, and (c) required LICENSEE to pay an up-front license fee less than * *
*.

4.   DOCUMENTATION AND OTHER DELIVERABLES; TECHNICAL ASSISTANCE.

     4.1  Documentation. In full satisfaction of its obligations to deliver
          -------------
documentation to LICENSEE, QUALCOMM shall promptly, but no later than seven (7) days after the Effective Date, deliver to LICENSEE the documentation described in Exhibit A, a copy of which is attached hereto. QUALCOMM may from time to time deliver additional documentation at QUALCOMM's discretion. QUALCOMM shall bear all costs incurred in preparing the documentation and delivering it to LICENSEE.

     4.2  Limitation on Deliverables. Nothing herein shall require the delivery
          --------------------------
of any documentation not otherwise specified, including but not limited to: (a) any Mask Sets developed by QUALCOMM, (b) any micro-code for embedded processors or (c) any of the detailed algorithms for the Components or the Licensed Product microprocessor.

     4.3  Representations and Limitations on Furnished Information. QUALCOMM
          --------------------------------------------------------
shall use reasonable commercial efforts to verify the accuracy of the information furnished by it hereunder, but QUALCOMM shall not be liable for damages arising out of or resulting from anything made available hereunder or the use thereof except to the extent attributable to QUALCOMM's intentional misconduct or gross negligence nor be liable to LICENSEE for consequential, special or incidental damages under any circumstances. The sole obligation of QUALCOMM with respect to such information shall, subject to the other

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

provisions herein or in other written agreements between the Parties, be to furnish it to LICENSEE. QUALCOMM shall have no responsibility for the ability of LICENSEE to use such information, the quality or performance of the products produced therefrom by LICENSEE, or the claims of third parties arising from the use of such products or information. QUALCOMM does not warrant and shall not be responsible for any design, specification, drawing, blueprint, reproduced tracing, or other data or information furnished by it to LICENSEE, except that it shall furnish such in good faith to the best of QUALCOMM's knowledge and ability.

     4.4  Technical Meetings and Assistance. During the first year after the
          ---------------------------------
Effective Date of this Agreement, upon written request from LICENSEE with reasonable advance written notice, QUALCOMM shall provide LICENSEE (a) up to an aggregate of * * * man-hours of technical assistance at QUALCOMM's facilities in San Diego to respond to LICENSEE's reasonable questions or comments, with no more than two (2) meeting days in any thirty (30) day period. At LICENSEE's request, an initial meeting shall be scheduled reasonably promptly after the Effective Date. After such * man-hours of technical assistance have been used or the first year has expired, QUALCOMM shall provide reasonable amounts of technical assistance to LICENSEE on an as available basis and at QUALCOMM's then standard rates for providing such technical assistance. In such event, QUALCOMM shall be permitted to invoice LICENSEE for such charges on a bi-weekly basis. *
* *. QUALCOMM may terminate such additional technical assistance at any time upon written notice to LICENSEE. This Agreement shall not require QUALCOMM to provide any technical assistance relating to the design of Components or any technical assistance not related to Licensed Products.

5.   QUALCOMM LICENSE.

     5.1  Grant of License From QUALCOMM. Subject to the terms and conditions
          ------------------------------
of this Agreement, including but not limited to timely payment of the license fees and royalties set forth herein, QUALCOMM hereby grants to LICENSEE a personal, nontransferable and nonexclusive license (without the right to sublicense except as set forth in Section 5.4 below) under QUALCOMM's Intellectual Property solely for Wireless Applications and solely within the Territory to (a) make (and have made), import, use, offer for sale, and sell, lease or otherwise dispose of Licensed Products, and (b) to make (and have made) Components (provided such Components have been exclusively designed by or exclusively for LICENSEE and which design is owned and used exclusively by LICENSEE) and import, use and sell, lease and otherwise dispose of Components but if such Components incorporate QUALCOMM's Intellectual Property, then such Components may only be used, sold, leased or otherwise disposed of by

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

LICENSEE if they are included as part of and within complete Licensed Products Sold by LICENSEE (or as replacement parts for Licensed Products previously sold by LICENSEE). No other, further or different license is hereby granted or implied.

          5.1.1 InterDigital's Patents. The license granted by QUALCOMM under
                ----------------------
Section 5.1 with respect to InterDigital's Patents is subject to all other limitations set forth in this Agreement which are applicable to all of QUALCOMM's Intellectual Property licensed hereunder and is also subject to the following limitations:

                  a. No provision set forth herein shall be construed so as to grant any right or license under InterDigital's Included Patents with respect to time division multiple access (TDMA) technology; provided, however, that such limitations shall not in any way limit any of the rights granted under this Agreement to utilize InterDigital's Patents to implement the CDMA (or non-TDMA) aspects of any Licensed Products, even if such Licensed Products include TDMA; provided, however, in such case only the non-TDMA use of such Licensed Product will be licensed under InterDigital's Patents. By way of example, if a Licensed Product can operate in both IS-54 (TDMA) and IS-95 (CDMA) modes, the use of such Licensed Product in the IS-54 TDMA mode would not be licensed.

                  b. With respect to those Licensed Products manufactured and Sold by LICENSEE which do not incorporate CDMA ASICs purchased from QUALCOMM (the "Non-CDMA ASIC Licensed Products"), the license granted by QUALCOMM under InterDigital's Patents may terminate in accordance with the provisions set forth below:

                     i. After November 2, 1996. If, at any time after November
                        ----------------------
2, 1996, LICENSEE (or its Affiliate) initiates a CDMA patent infringement lawsuit against InterDigital or its affiliates (or their customers) asserting that any product manufactured and sold by InterDigital for use in non-IS-95 based wireless applications infringes any patents and LICENSEE (or its Affiliate) does not prevail in such lawsuit, then the license under InterDigital's Patents granted by QUALCOMM to LICENSEE under this Agreement, with respect only to Non-CDMA ASIC Licensed Products, shall immediately terminate.

                     ii. Licensed Products that Contain QUALCOMM's CDMA ASICs.
                         ----------------------------------------------------
Notwithstanding whether or not the license under InterDigital's Patents terminates as to Non-CDMA ASIC Licensed

Products, as set forth in paragraph b. i. above, Licensed Products manufactured and Sold by LICENSEE which do incorporate CDMA ASICs purchased from QUALCOMM will remain licensed under InterDigital's Patents pursuant to Section 5.1.

               c. The license under InterDigital's Patents is limited to use in Wireless Applications which spread the CDMA signal over not more than a 10 MHz bandwidth.

     5.2  Royalties. In partial consideration for such license from QUALCOMM,
          ---------
LICENSEE shall pay to QUALCOMM, * * * after the end of each calendar quarter, an amount equal to the percentage of the Net Selling Price for each Licensed Product set forth below that is Sold during such calendar quarter by LICENSEE. The percentage of the Net Selling Price payable to QUALCOMM for each Licensed Product Sold shall be determined each calendar quarter using the following schedule:
                    *  *  *

     5.3  Right To Sublicense Affiliates. LICENSEE shall have the right to
          ------------------------------
grant sublicenses only to Affiliates of LICENSEE with respect to any rights conferred upon LICENSEE under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, royalty and other payment obligations, reports, termination provisions, and other provisions contained in this Agreement. LICENSEE shall also pay or cause its Affiliates to pay the same royalties on all Licensed Products Sold by its Affiliates as if LICENSEE had Sold such Licensed Products. All Licensed Products Sold by LICENSEE's Affiliates shall be aggregated with all of the Licensed Products Sold by LICENSEE for the purposes of determining the amount of Licensed Products Sold upon which royalties are to be paid to QUALCOMM. LICENSEE shall report to QUALCOMM the Net Selling Price for all Licensed Products Sold by each such Affiliate. LICENSEE, in addition to its Affiliates, shall be responsible and liable to QUALCOMM in the event that any of its Affiliates fails under any such sublicense to honor and comply with all obligations of LICENSEE as though said obligations were made expressly applicable to the Affiliate. Any sublicense by LICENSEE to an Affiliate of LICENSEE shall terminate immediately if such Affiliate ceases to be an Affiliate of LICENSEE. Except as set forth above, LICENSEE shall have no right to sublicense any of QUALCOMM's Intellectual Property or any of the rights conferred upon LICENSEE under this Agreement.

     5.4  Most Favored Royalty Rate. Subject to the exceptions set forth below,
          -------------------------
if QUALCOMM grants a license to a third party to manufacture and sell

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Licensed Products at a royalty rate less than the royalty payable by LICENSEE to QUALCOMM, and, which license will permit such third party to manufacture and sell Licensed Products for use within the scope of the license granted in this Agreement, QUALCOMM shall (i) promptly notify LICENSEE of such license, and (ii) extend to LICENSEE the lower royalty rates applicable for the territory granted in the noticed license and, at QUALCOMM's election, any or all other terms and conditions granted (whether more or less favorable than the other terms and conditions granted under this Agreement) with respect to the third party license effective as of the date on which they became effective in the third party license. LICENSEE shall have up to thirty (30) days after the date of such notice to notify QUALCOMM that it accepts a license from QUALCOMM at such lesser royalty rate as was made available to any such other licensee, provided that LICENSEE must also, at QUALCOMM's request (which will be conveyed by QUALCOMM to LICENSEE concurrently with QUALCOMM's notification), accept and be bound by all other material terms and conditions agreed to by QUALCOMM and such other licensee (whether more or less favorable than the terms and conditions of this Agreement).

     The above paragraph shall not apply with respect to (i) any license or legal commitments made by QUALCOMM prior to the Effective Date, (ii) any license granted by QUALCOMM to its Affiliates or (iii) any license granted by QUALCOMM, the consideration for which consists in whole or in part of patent rights or other rights of such substantial value as, in the reasonable and good faith judgment of QUALCOMM, to warrant (a) a reduction in royalty rates below the rates provided in this Agreement, or (b) the acceptance of such rights in lieu of royalties. This Section 5.4 shall not apply retroactively, nor shall it be construed as entitling LICENSEE to the return of, or credit for, any money paid by it prior to the grant of such third party license to such other licensee.

     *  *  *

     5.6  Taxes. Any taxes, duties or imposts other than income or profits
          -----
taxes assessed or imposed upon the sums due hereunder in the United States, shall be borne and discharged by LICENSEE and no part thereof shall be deducted from the amounts payable to QUALCOMM under any clause of this Agreement, said amounts to be net to QUALCOMM, free of any and all deductions. Notwithstanding the foregoing, in the event sums payable under this Agreement (other than the Up-Front License Fees payable under Section 3) become subject to income or profits taxes under the tax laws of any country and applicable treaties between the United States and such country, LICENSEE may, if and to the extent required by law, withhold from each payment the amount of said income or profits taxes due and required to be withheld from each payment. LICENSEE will furnish and make available to QUALCOMM relevant receipts

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

regarding the payment of any country taxes paid over to any country's government on behalf of QUALCOMM. Such tax receipts will clearly indicate the amounts that have been withheld from the gross amounts due to QUALCOMM. Any and all other taxes, levies, charges or fees will be paid by LICENSEE for its own account.

     5.7  Conversion to U.S. Dollars. Royalties shall be paid in U.S. dollars.
          --------------------------
To the extent that the Net Selling Price for Licensed Products Sold by LICENSEE outside of the United States is paid to LICENSEE other than in U.S. dollars, LICENSEE shall convert the portion of the royalty payable to QUALCOMM from such Net Selling Price into U.S. dollars at the official rate of exchange of the currency of the country from which the Net Selling Price was paid, as quoted by the U.S. Wall Street Journal (or the Chase Manhattan Bank or another agreed-upon source if not quoted in the Wall Street Journal) for the last business day of the calendar quarter in which such Licensed Products were Sold. If the transfer of or the conversion into U.S. dollars is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of QUALCOMM or its nominee in any commercial bank or trust company of QUALCOMM's choice located in that country, prompt notice of which shall be given by LICENSEE to QUALCOMM.

     5.8  Purchases by LICENSEE from QUALCOMM.  LICENSEE hereby acknowledges and
          -----------------------------------
agrees that the terms and conditions for the sale of any CDMA-related product which QUALCOMM agrees to sell to LICENSEE and/or its Affiliates, including but not necessarily limited to any Subscriber Unit and/or Component, shall be set forth in an agreement (the "Supply Agreement") to be negotiated in good faith between QUALCOMM and LICENSEE. LICENSEE and/or its Affiliates shall use any Component purchased from QUALCOMM only in Licensed Products Sold by LICENSEE and/or its Affiliates in accordance with this Agreement and such use of any Component containing any of QUALCOMM's Intellectual Property shall require the payment of royalties as set forth in Section 5.2 of this Agreement. If LICENSEE or its Affiliates desires to purchase any such products, it shall issue a purchase order (a "PO") to QUALCOMM. Each PO shall state the quantity of items ordered, the price most recently quoted by QUALCOMM and the desired delivery schedule. QUALCOMM shall accept or reject any such PO within ten (10) days after receipt thereof. No PO shall be binding upon QUALCOMM until accepted by QUALCOMM and in no event shall QUALCOMM or LICENSEE be bound by any terms contained in any PO or acknowledgement which are in addition to or inconsistent with the terms and conditions set forth in the Supply Agreement and any such additional or inconsistent terms and conditions shall be of no force and effect, unless otherwise expressly agreed to in writing by authorized officers of QUALCOMM and LICENSEE. Each PO accepted by QUALCOMM, excluding any such additional or inconsistent terms and conditions, this Agreement and the terms and conditions set forth in the Supply Agreement shall constitute the entire agreement between LICENSEE and QUALCOMM with respect to the purchase, sale and delivery of any such products.

     5.9  Philips Covenant Not to Assert. QUALCOMM hereby represents and
          ------------------------------
warrants that Philips, on behalf of itself and its Affiliates, covenants that Philips and its Affiliates will not assert any of the Philips' CDMA Technically Necessary Patents against LICENSEE's (or, if sublicensed in accordance with Section 5.3 of this Agreement, LICENSEE's Affiliates') manufacture, use, sale, or importation of Qualifying Licensed Products solely for Wireless Applications; provided, however, that Philips and/or its Affiliates may assert the Philips' CDMA Technically Necessary Patents against LICENSEE if LICENSEE asserts any of its patents against Philips or its Affiliates and any of their telephone products or if LICENSEE initiates a declaratory judgment action, reexamination proceedings or opposition proceedings challenging the validity of any of the Philips' CDMA Technically Necessary Patents. Nothing in this Section 5.9 shall prohibit, limit or covenant against Philips' rights to assert any of its patents against LICENSEE or its Affiliates for infringement relating to any time division multiple access (TDMA) equipment or system (including, without limitation, GSM, IS-54, PCS-1800, and PCS-1900).

     5.10  Ericsson Patents.
           ----------------

           5.10.1  Ericsson Patents Sublicensed. The term "Ericsson's Patents"
                   ----------------------------
means all of the following patents which are owned or sublicenseable by Ericsson without payment of any royalty or other consideration to a third party: (a) Ericsson's patents which, but for the sublicenses granted under Section 5.10.2 below, would be infringed by the use of QUALCOMM's Chipset for their intended purposes and (b) Ericsson's Essential Patents which are, or are claimed by Ericsson to be, essential to IS-95 Rev A or Rev B, whether or not such Essential Patents are infringed by the use of QUALCOMM's Chipset. For example, by incorporating QUALCOMM's existing Chipset into a Licensed Product Sold by LICENSEE, the Ericsson's Patents sublicensed to LICENSEE would include, but not necessarily be limited to all of the following patents that Ericsson asserted against QUALCOMM in litigation: U.S. patent Nos. 5,088,108 (RE 36,017), 5,209,528 (RE 36,079), 5,148,485, 5,193,140, 5,230,003, 5,239,557, 5,282,250,
5,327,577 (RE 36,078), 5,390,245, 5,430,760, and 5,551,073, and their foreign counterparts, reissuances, divisionals, continuations and continuations in part.

     The term "Essential Patents" means those patents (in any country of the world) as to which it is, or is claimed by the patent owner to be, not possible on technical (but not commercial) grounds, taking into account normal technical practice and the state of the art generally available at the time of adoption or publication of the relevant standard for CDMA Applications, to make, sell, lease, otherwise dispose of, repair, use or operate equipment or methods which comply with such standard without infringing such patent.

          5.10.2  Sublicense Under Ericsson's Patents. The following sublicense
                  -----------------------------------
is granted subject to the terms and conditions of this Agreement (including but not limited to the payment of royalties hereunder in accordance with Section 5.2) and Section 5.10.3 below: With respect only to those Licensed Products Sold by LICENSEE and its Affiliates that contain the Chipset, QUALCOMM hereby grants to LICENSEE a sublicense solely for CDMA Applications under all of Ericsson's patents to make (and Have Made), use, sell, offer for sale, lease or otherwise dispose of, and import Licensed Products into which QUALCOMM's Chipset is incorporated. Notwithstanding the foregoing, no right or sublicense is being granted for or may be extended under patents that apply to the portion of any product that implements an air interface other than CDMA or analog (e.g., no rights and sublicenses are granted for or may be extended under patents that apply to the GSM part of any product).

          5.10.3  Non-Assertion Against Ericsson. The sublicense granted to
                  ------------------------------
LICENSEE under Section 5.10.2 above shall continue only so long as LICENSEE and its Affiliates do not assert, either in litigation or by a direct communication, any Essential Patents for CDMA Applications against Ericsson's CDMA infrastructure or test equipment products and LICENSEE does not dismiss such litigation or withdraw such assertion or offer a royalty-free license under such patents within thirty (30) days after QUALCOMM's receipt of notice from Ericsson of such litigation or communication.

     5.11 Option to Extend the Territory. LICENSEE, at its option, may
          ------------------------------
elect to expand the Territory of the licenses granted by QUALCOMM in Sections
5.1 and 5.10.2 to include the entire world. To exercise such option, LICENSEE must, no later than eighteen (18) months after the Effective Date, deliver written notice to QUALCOMM of its election to exercise such option. * * *.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

6.   LICENSEE'S LICENSE.

     6.1  Grant of License from LICENSEE. Subject to the terms and
          ------------------------------
conditions of this Agreement, LICENSEE hereby grants to QUALCOMM a personal, nontransferable, worldwide, nonexclusive, fully-paid and royalty free license ( without the right to sublicense except as set forth in Section 6.2 below) under LICENSEE's Intellectual Property solely for Wireless Applications to make (and have made), import, use, offer for sale, and sell, lease or otherwise dispose of Licensed Products and Components. No other, further or different license is hereby granted or implied.

     6.2  Right To Sublicense Affiliates. In addition to Section 6.3,
          ------------------------------
QUALCOMM shall have the right to grant sublicenses only to Affiliates of QUALCOMM with respect to any rights conferred upon QUALCOMM under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, termination provisions, and other provisions contained in this Agreement. QUALCOMM, in addition to its Affiliates, shall be responsible and liable to LICENSEE in the event that any of its Affiliates fails under any such sublicense to honor and comply with all obligations of QUALCOMM as though said obligations were made expressly applicable to the Affiliate. Except as set forth above, QUALCOMM shall have no right to sublicense any of LICENSEE's Intellectual Property. Any sublicense by QUALCOMM to an Affiliate of QUALCOMM shall terminate immediately if such Affiliate ceases to be an Affiliate of QUALCOMM.

     6.3  Covenant Not to Assert. LICENSEE hereby covenants that neither
          ----------------------
it nor its Affiliates will assert any of LICENSEE's or its Affiliates rights in Technically Necessary IPR against any of QUALCOMM's other Subscriber Unit, * * *, or ASIC licensees (the "Authorized Licensees") which (a) use any of LICENSEE's Technically Necessary IPR to make, use and sell Subscriber Units, * *
* and/or Components for Wireless Applications and (b) have agreed with QUALCOMM to a similar undertaking not to assert claims against LICENSEE and its Affiliates. LICENSEE does not by this Section 6.3 agree, on behalf of itself or its Affiliates, to waive its rights to assert any of its rights against any Authorized Licensee for using any of LICENSEE's Commercially Necessary IPR. Any Authorized Licensee that has agreed with QUALCOMM to a similar undertaking not to assert claims against LICENSEE and its Affiliates shall be regarded as a third party beneficiary of this Section 6.3. QUALCOMM will promptly notify LICENSEE of any Authorized Licensees that have agreed to such a similar undertaking.

     6.4  License Of Future Commercially Necessary IPR. Each Party  agrees
          --------------------------------------------
that, to the extent it makes licenses of Future Commercially Necessary IPR

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

generally available to third parties, it will, if requested by the other Party, offer such licenses to the other Party on commercially reasonable terms and conditions.

7.   REASONABLE EFFORTS TO MARKET AND SELL.

     LICENSEE shall use commercially reasonable efforts to market, promote and sell Licensed Products within the Territory.

8.   MARKING; LABEL.

     8.1  Patent Markings.  LICENSEE agrees to affix to the exterior or the
          ---------------
interior of the transceiver unit of each Licensed Product and the package containing such Licensed Product a legible notice reading: "Licensed by QUALCOMM Incorporated under one or more of the following Patents," followed by a list of applicable patent numbers provided to LICENSEE by QUALCOMM upon request by LICENSEE or as may otherwise be instructed by QUALCOMM.

     8.2  Logo.  Attached hereto as Exhibit B is the CDMA designated logo (the
          ----
"Logo"). The Parties agree that QUALCOMM is the owner of the Logo. QUALCOMM claims all common law trademarks in the Logo and has filed, or will file, applications to obtain trademark registration for the Logo. If, for whatever reason, registrations are not granted or use of the Logo is deemed by QUALCOMM to be inadvisable, QUALCOMM shall have the right to either designate a new logo, subject to LICENSEE's approval, which approval shall not be unreasonably withheld, or terminate LICENSEE's right to use the Logo, or continue LICENSEE's right to use the Logo under QUALCOMM's common law rights. Until the Logo is properly registered, LICENSEE shall acknowledge QUALCOMM's ownership of same by displaying a superscript "TM" to the Logo (e.g., Logo (TM)), or stating that the Logo is a trademark of QUALCOMM Incorporated.

     8.3  Logo Display.  Unless otherwise notified by QUALCOMM as set forth in
          ------------
Section 8.2 above, LICENSEE shall prominently display the Logo on the exterior of each Licensed Product Sold by it. The exact exterior location and size shall be subject to LICENSEE's reasonable discretion, provided that the Logo shall be readable and shall be permanently affixed. The Logo shall be designed to remain visibly displayed on the exterior of the Licensed Product.

     8.4  Trademark Limitation.  LICENSEE does not hereby acquire, and shall not
          --------------------
attempt to acquire, by registration, use or otherwise, the Logo, or any confusingly similar mark, or any other trademark, service mark or trade name of or used by QUALCOMM, or any confusingly similar mark.

9.   QUALITY CONTROL.

     9.1  General Quality of Licensed Products.  Throughout the term of this
          ------------------------------------
Agreement, LICENSEE shall maintain, for the Licensed Products manufactured or Sold by it, manufacturing, servicing and quality standards comparable to those maintained generally by the CDMA Subscriber Unit industry.

     9.2  Standards Compliance Testing.  LICENSEE represents and warrants that
          ----------------------------
the Licensed Products and Components that it makes or has made will adhere with and conform to, in all respects, the specifications contained in the CAI and that LICENSEE shall comply with the rules, regulations or other requirements set by such authorized standards body. LICENSEE shall, at QUALCOMM's reasonable written request, permit QUALCOMM or entities designated by QUALCOMM and accepted by LICENSEE, which acceptance shall not be unreasonably withheld or delayed, to perform tests of LICENSEE's Licensed Products to ensure compliance and conformity with the CAI. If such tests indicate material noncompliance or nonconformity therewith, such tests shall be at LICENSEE's cost and LICENSEE shall reimburse QUALCOMM for any such reasonable tests performed by QUALCOMM at QUALCOMM's then standard rates for such services; provided that the total fees for each such test performed shall not exceed $10,000 for each test. Nonconforming Licensed Products, if any, shall not be sold or marketed by LICENSEE until the non-conformity is corrected.

10.  INFORMATION.

     10.1 Restrictions on Disclosure and Use.  All documentation and technical
          ----------------------------------
and business information and intellectual property in whatever form recorded that a Party does not wish to disclose without restriction ("Information") shall remain the property of the furnishing Party and may be used by the receiving Party only as follows. Such Information (a) shall not be reproduced or copied, in whole or part, except for use as expressly authorized in this Agreement; and
(b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed or upon any termination of this Agreement, and
(c) shall be disclosed only to employees or agents of a Party with a need to know. Moreover, such Information shall be used by the receiving Party only for the purpose of performing under this Agreement or in the exercise of its rights it may receive under the provisions of this Agreement. Unless the furnishing Party consents in this Agreement or otherwise in writing, such Information shall be held in strict confidence by the receiving Party. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing Party. These restrictions on the use or disclosure of Information shall not apply to any Information: (i) which can be proven to be or have been independently developed by the receiving Party or lawfully received free of restriction from another source having the right to so furnish such Information; or (ii) after it has become generally available to the public without breach of this Agreement by the receiving Party; or (iii) which at the time of disclosure to the receiving Party was known to such Party free of restriction and clearly evidenced by documentation in such Party's possession; or (iv) which the disclosing Party agrees in writing is free of such restrictions.

     10.2 Scope of Information.  Information is subject to this Section 10
          --------------------
whether delivered orally or in tangible form and without regard to whether it has been identified or marked as confidential or otherwise subject to this
Section 10. Each Party agrees to use its best efforts to mark or otherwise identify proprietary all Information they desire to be subject to the terms of this clause before furnishing it to the other Party. And, upon request, a Party shall promptly identify whether specified information must be held by the requesting Party subject to this clause.

     10.3 Furnishing Information to Third Parties.  Nothing herein shall be
          ---------------------------------------
deemed to bar disclosure of Information by a receiving Party to third parties, with written consent of the furnishing Party, if such disclosure is reasonably necessary for enjoyment of the disclosing Party's rights to use Intellectual Property Rights licensed under this Agreement, and provided that each such third party agrees in writing to protect the Information under terms and conditions comparable, in all material respects, to the terms contained in this Section 10 and Section 18 with respect to survivability.

11.  DISCLAIMER/ LIMITATION OF LIABILITY.

     11.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QUALCOMM MAKES NO WARRANTIES IN THIS AGREEMENT AS TO PRODUCTS, TECHNOLOGY, MATERIALS, SERVICES, INFORMATION OR OTHER ITEMS IT FURNISHES TO LICENSEE, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT SUCH ITEMS ARE

FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

     EXCEPT FOR A BREACH BY QUALCOMM OF SECTION 10 OF THIS AGREEMENT, QUALCOMM SHALL NOT BE LIABLE TO LICENSEE FOR ANY INCIDENTAL, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY RESULTING OBLIGATION OR THE USE OF ANY INTELLECTUAL PROPERTY RECEIVED HEREUNDER, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION. LICENSEE SHALL BE PERMITTED TO ENJOIN THE UNAUTHORIZED USE BY QUALCOMM OF ANY OF LICENSEE'S INFORMATION.

     11.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSEE MAKES NO WARRANTIES IN THIS AGREEMENT AS TO PRODUCTS, TECHNOLOGY, MATERIALS, SERVICES, INFORMATION OR OTHER ITEMS IT FURNISHES TO QUALCOMM, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT SUCH ITEMS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

     EXCEPT FOR A BREACH BY LICENSEE OF SECTION 10 OF THIS AGREEMENT, LICENSEE SHALL NOT BE LIABLE TO QUALCOMM FOR ANY INCIDENTAL, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY RESULTING OBLIGATION OR THE USE OF ANY INFORMATION RECEIVED HEREUNDER, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION. QUALCOMM SHALL BE PERMITTED TO ENJOIN THE UNAUTHORIZED USE BY LICENSEE OF ANY OF QUALCOMM's INFORMATION.

     11.3 QUALCOMM shall indemnify, defend and hold harmless LICENSEE from any and all claims, judgments, liabilities, costs and expenses (including attorney's fees) arising out of or related, directly or indirectly, to any third party claims, actions or other proceedings that any technical information, data, materials, or know-how, including without limitation QUALCOMM's Core IP, furnished hereunder by QUALCOMM, infringes any copyright or trade secret.

     11.4 Negation of Representation and Warranties.  Except as expressly
          -----------------------------------------
provided herein, nothing contained in this Agreement shall be construed as (a) requiring the filing of any patent application, the securing of any patent or the maintaining of any patent in force; (b) a warranty or representation by either Party as to the validity or scope of any patent, copyright or other intellectual property right; (c) a warranty or representation that any manufacture, sale, lease, use or importation will be free from infringement of patents, copyrights or other intellectual property rights of others, and it shall be the sole responsibility of LICENSEE to make such determination as is necessary with respect to the acquisition of licenses under patents and other intellectual property of third parties; (d) an agreement to bring or prosecute actions or suits against third parties for infringement; (e) an obligation to furnish any manufacturing assistance; or (f) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof (other than as set forth in Section 8).

12.  INDEMNITY FOR DAMAGE TO PERSONS, PROPERTY OR BUSINESS.

     12.1 Indemnification by LICENSEE.  LICENSEE shall indemnify, defend and
          ---------------------------
hold QUALCOMM harmless from, any and all claims, judgments, liabilities, costs and expenses (including attorneys' fees) arising out of or related, directly or indirectly, to any injury, loss or damage to persons, property or business arising from, relating to, or in any way connected with, any Licensed Products or Components which LICENSEE or its Affiliates manufactures or has manufactured and sells to a third party or its Affiliate, excepting therefrom any and all claims, judgments, liabilities, costs and expenses (including attorney's fees) in any infringement action brought by a third party arising (i) solely from LICENSEE's use of QUALCOMM's Core IP, or (ii) from LICENSEE's use of QUALCOMM's Core IP in combination with any other product, component or intellectual property if such infringement would not have occurred but for the inclusion of QUALCOMM's Core IP. LICENSEE agrees to indemnify and hold harmless QUALCOMM against all liability or responsibility to LICENSEE or to others for any failure in production, design, operation or otherwise of products manufactured by or on behalf of LICENSEE and Sold to third parties, except if such liability or responsibility is due to infringement claims with respect to QUALCOMM's Intellectual Property.

     12.2 Indemnification by QUALCOMM.  QUALCOMM shall indemnify, defend and
          ---------------------------
hold LICENSEE harmless from, any and all claims, judgments, liabilities, costs and expenses (including attorneys' fees) arising out of or related, directly or indirectly, to any injury, loss or damage to persons, property or business arising from, relating to, or in any way connected with, any Licensed Products or Components which QUALCOMM manufactures or has manufactured and sells to a third party or its Affiliate. QUALCOMM agrees to indemnify and hold harmless LICENSEE against all liability or responsibility to QUALCOMM or to others for any failure in production, design, operation or otherwise of products manufactured by or on behalf of QUALCOMM and Sold to third parties, except if such liability or responsibility is due to infringement claims with respect to LICENSEE's Intellectual Property.

     12.3 Notice, Defense and Cooperation.  The party seeking indemnification
          -------------------------------
under Section 12.1 or 12.2 above shall provide the indemnifying party with prompt notice of any claim within such provisions, shall give the indemnifying party the full right to defend any such claim and shall cooperate fully in such defense.

13.  TERMINATION.

     13.1 Termination Without Cause by LICENSEE.  LICENSEE may for any reason,
          -------------------------------------
at any time when it is not using any of QUALCOMM's Intellectual Property, terminate this Agreement upon sixty (60) days' prior written notice to QUALCOMM and LICENSEE's obligation to pay royalties to QUALCOMM under Section 5.2 shall, upon the effective date of such termination, cease; provided that the full amount of the Up-Front License Fee and all license fees and royalties which have accrued under the terms of the Agreement shall be due and owing and all such amounts and all previous amounts paid are and shall remain non-refundable. In the event of such termination, the license granted under this Agreement by LICENSEE to QUALCOMM under LICENSEE's Intellectual Property shall survive.

     13.2 Termination For Cause by QUALCOMM.  QUALCOMM may terminate this
          ---------------------------------
Agreement, by written notice to LICENSEE, if LICENSEE shall at any time default in the payment hereunder or the making of any report hereunder, or shall commit any material breach of any covenant, representation, warranty or agreement herein contained, or shall make any false report to QUALCOMM; provided, however, that in the case of any such breach which is capable of being cured, QUALCOMM shall not have a right to terminate this Agreement for cause unless and until LICENSEE shall have failed to remedy any such default, breach or report within thirty (30) days after written notice thereof by QUALCOMM. LICENSEE shall be able to effectuate such cure with respect to a default in the payment of any royalty hereunder no more than three times during the term of this Agreement. Upon termination of this Agreement for cause, LICENSEE shall duly account to QUALCOMM for all royalties and other payments within thirty (30) days of such termination.

     13.3 Termination For Cause by LICENSEE.  LICENSEE may terminate this
          ---------------------------------
Agreement, by written notice to QUALCOMM, if QUALCOMM shall commit any material breach of any material covenant, representation, warranty or agreement herein contained; provided, however, that in the case of any such breach which is capable of being cured, LICENSEE shall not have a right to terminate this Agreement for cause unless and until QUALCOMM shall have failed to remedy any such material breach within thirty (30) days after receipt by QUALCOMM of written notice thereof by LICENSEE.


     13.4 Termination Due to Force Majeure.  In the event that Force Majeure set
          --------------------------------
forth in Section 30 hereof occurs to a Party (the "Affected Party"), the non-affected Party may terminate this Agreement by written notice unless the Force Majeure event is removed within one hundred and eighty (180) days following the occurrence of it.

     13.5 Bankruptcy, Dissolution or Liquidation.  Either Party shall also have
          --------------------------------------
the right to terminate this Agreement with immediate effect by giving written notice of termination to the other Party at any time upon or before sixty (60) days after the occurrence of any of the following events with respect to such other Party (unless such event ceases within such period): (a) insolvency, bankruptcy or liquidation or filing of any application therefor, or other commitment of an affirmative act of insolvency; (b) attachment, execution or seizure of substantially all of the assets or filing of any application therefor; (c) assignment or transfer of that portion of the business to which this Agreement pertains to a trustee for the benefit of creditors; (d) disposition, by sale or assignment of all of its rights, of that portion of the business or the material assets to which this Agreement pertains; or (e) termination of its business or dissolution.

     13.6 Termination of Agreement in the Event of Litigation.
          ---------------------------------------------------

          13.6.1 QUALCOMM at its option may terminate the license from QUALCOMM to LICENSEE in the event that LICENSEE initiates any litigation against QUALCOMM or its Affiliates which includes any claim for intellectual property infringement and LICENSEE does not prevail on all such intellectual property infringement claims.

          *  *  *

     13.7 Rights Upon Termination.  Upon any expiration or termination of this
          -----------------------
Agreement, whether for cause or not, all licenses granted hereunder shall also terminate (except as expressly stated in Section 13.1), and each Party shall immediately (i) cease using any of the other Party's Intellectual Property and
(ii) return or destroy all information and documentation furnished by the other Party to such Party. Any termination or expiration of this Agreement under this
Section 13 shall not relieve LICENSEE from its obligation under Section 14 hereof to make a report or from its liability for payment of royalties on Licensed

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Products Sold on or prior to the date of such termination or expiration and shall not prejudice the right to recover the full amount of the Up-Front License Fee and any royalties or other sums due or accrued at the time of such termination or expiration and shall not prejudice any cause of action or claim accrued or to accrue on account of any breach or default. Furthermore, any termination or expiration of this Agreement under this Section shall not prejudice the right of QUALCOMM to conduct a final audit of the records of LICENSEE in accordance with the provisions of Section 14 hereof. No termination hereunder shall limit the rights of LICENSEE to sell those Licensed Products in inventory or in process at the time of termination, subject to payment of the royalty applicable to the sale of such Licensed Products and continued compliance with the other provisions of this Agreement.

14.  RECORDS AND AUDITS.

     14.1 Records.  LICENSEE shall keep accurate and complete books and records
          -------
concerning any Licensed Products it may sell under this Agreement. As applicable, such books and records shall include the date of transaction involving sales of Licensed Products, including the number of items Sold. LICENSEE shall require in its agreements with sublicensees that each sublicensee agree to record keeping and audits substantially the same as described in this
Section 14. LICENSEE hereby agrees to conduct periodic audits of its sublicensees as requested by QUALCOMM. The results of such audits (together with all supporting information) shall be included in the records described herein and subject to audit by QUALCOMM as provided in this Section. QUALCOMM shall be an intended third party beneficiary of LICENSEE's rights of audit with respect to its sublicensees, with all proper authority to enforce such rights directly against any such sublicensee. LICENSEE's agreements with its sublicensees shall expressly state these third party beneficiary rights. LICENSEE shall furnish QUALCOMM within forty-five (45) days after the end of each calendar quarter a certificate, in the form attached hereto as Exhibit C, signed by a responsible official of LICENSEE showing the transactions and corresponding amounts during said calendar quarter and any other information as may be reasonably requested by QUALCOMM.

     14.2 Audits.  QUALCOMM may, no more than once each calendar year during
          ------
LICENSEE's normal business hours, conduct (itself or through its agent) an audit on reasonable notice of LICENSEE's applicable books and records solely for the purpose of confirming the royalty paid or to be paid to QUALCOMM in accordance with the terms and conditions set forth in Section 5.2 above. If an agent is retained to conduct the audit, the agent shall treat any information obtained during such audit as Information of LICENSEE. The cost of such audit shall be borne by QUALCOMM, unless such audit determines that the

LICENSEE has underpaid the royalties due hereunder by the lesser of (a) more than five percent (5%) or (b) one hundred thousand dollars ($100,000); in which case, LICENSEE shall, in addition to paying the deficiency plus late payment charges, pay the reasonable cost of such audit. LICENSEE shall preserve and maintain all such books and records required for audit for a period of five (5) years after the calendar quarter for which the books and records apply.

15.  ASSIGNMENT.

     Except as provided in this clause, neither Party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment"), without the other Party's prior written consent. Upon the request by one Party (the "Requesting Party") for the consent of the other Party (the "Responding Party") to an assignment, the response by the Responding Party shall not be unreasonably delayed; provided that the Responding Party may deny such consent in its sole and absolute discretion. Any attempted assignment in contravention of this
Section 15 shall be void and ineffective.

16.  COMPLIANCE WITH U.S. REGULATIONS.

     Nothing contained in this Agreement shall require or permit LICENSEE or QUALCOMM to do any act inconsistent with the requirements of (a) the regulations of the United States Department of Commerce, or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department, or (c) of any similar United States law, regulation or executive order as the same may be in effect from time to time. To enable QUALCOMM to export QUALCOMM's Intellectual Property or technical data to LICENSEE in compliance with the requirements of the Export Administration Regulations (EAR), LICENSEE hereby gives its assurance to QUALCOMM that LICENSEE will not re-export or otherwise disclose, directly or indirectly, any of QUALCOMM's Intellectual Property or "technical data" received from QUALCOMM, nor allow the direct product thereof to be shipped directly or indirectly to any of the following countries, unless permitted by U.S. law in effect at the time of such export:

Albania                                    Libya
Armenia                                    Lithuania
Azerbaijan                                 Moldova
Belarus                                    Mongolia
Bulgaria                                   North Korea
Cambodia                                   People's Republic Of China
Cuba                                       Romania

Estonia                                    Russia
Georgia                                    Sudan
Iran                                       Syria
Iraq                                       Tajikistan
Kazakhstan                                 Turkmenistan
Kyrgystan                                  Ukraine
Laos                                       Uzbekistan
Latvia                                     Vietnam


LICENSEE agrees that no products, proprietary data, know-how, software, or other information received from QUALCOMM will be directly employed in missile technology, sensitive nuclear, or chemical biological weapons end uses or by such end users. The foregoing obligations are U.S. legal requirements, and therefore, such obligations shall survive any termination of this Agreement.

17.  PUBLICITY.

     Each Party shall submit to the other proposed copy of all advertising wherein the name, trademark, code, specification or service mark of the other Party is mentioned; and neither Party shall publish or use such advertising without the other's prior written approval. Such approval shall be granted or withheld as promptly as possible (usually within ten (10) days), and may be withheld only for good cause.

18.  SURVIVAL OF OBLIGATIONS.

     The Parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, including but not limited to those rights and obligations of the parties set forth in
Section 10 entitled "INFORMATION," shall survive such termination, cancellation, or expiration.

19.  SEVERABILITY.

     If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties shall promptly negotiate a replacement provision.

20.  NON-WAIVER.

     No waiver of the terms and conditions of this Agreement, or the failure of either Party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

21.  NOTICES.

     All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by facsimile, and confirmed by first class mail, postage prepaid, and properly addressed as follow (in which case such notice shall be deemed to have been duly given on the day the notice is first received by the Party):

QUALCOMM Incorporated                      NeoPoint, Inc.
6455 Lusk Boulevard                        4225 Executive Square, Suite 600
San Diego, CA 92121                        La Jolla, CA 92037

Facsimile No.: (858) 658-2500              Facsimile No.: (858) 638-7002
Telephone No.: (858) 587-1121              Telephone No.: (858) 678-3030
Attn: President                            Attn: President

     with a copy to:                        with a copy to:
     General Counsel                        General Counsel


     The above addresses can be changed by providing notice to the other Party in accordance with this Section.

22.  PUBLICATION OF AGREEMENT.

     Except as may otherwise be required by law or as reasonably necessary for performance hereunder, each Party shall keep this Agreement and its provisions confidential, and shall not disclose this Agreement or its provisions without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld. The confidentiality obligations hereunder do not apply to the existence of this Agreement or the fact that QUALCOMM and LICENSEE have executed this Agreement, but do apply to the terms and conditions of this Agreement. Any press release or other announcement by either Party concerning the entering into of this Agreement shall be subject to the prior written approval of other Party, which approval shall not be unreasonably withheld or delayed. In case a press release or other public announcement to the effect of the Parties' entering into of this Agreement is issued by either Party pursuant to the preceding sentence, (i) QUALCOMM may thereafter make a press release or other public announcement to the effect that LICENSEE is one of QUALCOMM's licensees for Licensed Products without prior written approval of LICENSEE and (ii) LICENSEE may thereafter make a press release or other public announcement to the effect that LICENSEE is licensed by QUALCOMM for Licensed Products without prior written approval of QUALCOMM.

23.  APPLICABLE LAW; VENUE.

     This Agreement is made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, except for those disputes expressly addressed in
Section 24 hereof, shall be adjudicated only by a court of competent jurisdiction in the county of San Diego, State of California.

24.  DISPUTES RELATING TO FOREIGN PATENTS.

     Any controversy, claim or dispute (separately or collectively, the "Dispute") as to whether a product manufactured and/or sold by LICENSEE outside the United States would, but for the license granted hereunder, infringe any foreign patent of QUALCOMM licensed hereunder and therefore is subject to royalties hereunder, shall be resolved in accordance with the procedures specified in this Section 24 which shall be the sole and exclusive procedures for the resolution of any such Dispute.

     The Parties will attempt in good faith to resolve promptly any Dispute by negotiations between senior executives of the Parties who have the authority to settle the Dispute. If the Dispute is not resolved within thirty (30) days of a party's written request for negotiation, either party may initiate arbitration as hereinafter provided.

     A Party desiring to commence arbitration shall provide written notice to the other Party setting forth the Dispute(s) to be arbitrated. Within ten (10) days of receipt of such written notice, the Parties will attempt in good faith to reach agreement on an impartial arbitrator having as nearly as practicable the following qualifications in order of importance: (1) at least ten years experience in patent litigation, including substantial participation in at least two patent trials, and/or ten years experience in patent prosecution in the telecommunications field and/or at least three years experience as a Federal Court of Appeals or District Court Judge, (2) expertise in the field of digital spread spectrum communications as applied to the telecommunications industry, and (3) some familiarity with the patent laws of the country or countries at issue in the Dispute. In the event the Parties are unable to agree upon an arbitrator within thirty (30) days of the above written notice, the arbitrator shall be selected by Judicial Arbitration and Mediation Service/Endispute, Inc. (or some similar company if the Judicial Arbitration and Mediation Service/Endispute, Inc. is not available). The selected arbitrator shall be impartial and shall have, as nearly as practicable, the qualifications set forth above. The Parties will share equally the fees and expenses of the arbitrator.

     The arbitration hearing shall commence in San Diego within 60 days of the appointment of the arbitrator. The Parties shall be entitled to conduct discovery prior to the arbitration hearing in accordance with Federal Rules of Civil Procedure, subject to any limitations ordered by the arbitrator.

     The arbitration hearing shall be conducted in accordance with the Federal Rules of Civil Procedure and the Federal Rules of Evidence or such other procedures and rules set by the arbitrator. The arbitrator shall be authorized and empowered only to rule as to whether products manufactured and/or Sold by LICENSEE in a foreign country or countries would, but for the license granted hereunder, infringe any claim of the applicable foreign patent(s) of QUALCOMM, and if so, the amount of the royalties owed by LICENSEE as to such product(s) under Section 5.2 of this Agreement. The arbitrator shall award attorneys' fees and costs to the prevailing Party. The arbitrator shall have no authority to determine whether or not any product(s) of LICENSEE imported into or manufactured and/or Sold in the United States is subject to the payment of royalties under this Agreement or to determine any other issue except those expressly set forth above. The arbitrator shall have no authority to make any finding or award as to the validity or enforceability of any patent.

     The final award of the arbitrator shall be rendered in writing and signed by the arbitrator. The final award shall be entered within thirty (30) days of the commencement of the arbitration hearing. Each Party agrees to abide by the arbitration award, and to the enforcement of the arbitration award in the United States. Each Party further agrees that judgment may be entered upon the award in any court of competent jurisdiction in the United States.

25.  LATE CHARGE.

     *  *  *

26.  ATTORNEYS' FEES.

     In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party (as determined by the court) shall be entitled to reasonable attorneys' fees as fixed by the court.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

27.  ENTIRE AGREEMENT.

     The terms and conditions contained in this Agreement supersede all prior and contemporaneous oral or written understandings between the Parties with respect to the subject matter thereof and constitute the entire agreement of the Parties with respect to such subject matter. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both Parties.

28.  INDEPENDENT CONTRACTORS.

     The relationship between QUALCOMM and LICENSEE is that of independent contractors. QUALCOMM and LICENSEE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties.

29.  U.S. DOLLARS.

     All payments to be made hereunder shall be made in dollars of the United States of America by wire-transfer and at a bank to be designated by the payee.

30.  FORCE MAJEURE

     Neither Party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement (other than the obligation to make payments, which shall not be affected by this provision) due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections; war; fire; strikes and other labor difficulties (whether or not the Party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery; and acts of civil or military authorities.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date. This Agreement may be signed in counterpart.


QUALCOMM Incorporated                     NeoPoint, Inc.

BY:________________________               BY:_____________________________

TITLE:_____________________               TITLE:__________________________

              AMENDMENT TO THE SUBSCRIBER UNIT LICENSE AGREEMENT

     QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), and NeoPoint, Inc., a California corporation ("LICENSEE"), hereby agree to amend that certain Subscriber Unit License Agreement dated September 23, 1999 (the "License Agreement") as follows:

1.   Definitions.  Unless otherwise defined in this Agreement, capitalized terms
     -----------
used in this Amendment shall have the respective meanings given to them in the License Agreement.

2.   Grant of License From QUALCOMM.  Section 5.1 of the License Agreement is
     ------------------------------
hereby deleted and replaced with the following:

     Subject to the terms and conditions of this Agreement, including but not limited to timely payment of the license fees and royalties set forth herein, QUALCOMM hereby grants to LICENSEE a personal, nontransferable and nonexclusive license (without the right to sublicense except as set forth in Section 5.4 below) under QUALCOMM's Intellectual Property solely for Wireless Applications to (a) make (and have made), anywhere in the world, Licensed Products and Components (provided such Components have been exclusively designed by or exclusively for LICENSEE and which design is owned and used exclusively by LICENSEE), (b) to import, use, offer for sale, and sell, lease or otherwise dispose of Licensed Products solely within the Territory, and (c) to import, use and sell, lease and otherwise dispose of Components solely within the Territory but if such Components incorporate QUALCOMM's Intellectual Property, then such Components may only be used, sold, leased or otherwise disposed of by LICENSEE if they are included as part of and within complete Licensed Products Sold by LICENSEE (or as replacement parts for Licensed Products previously sold by
     LICENSEE).   No other, further or different license is hereby granted or implied.

3.   Non-Assertion Against Ericsson.  Section 5.10.3 of the License Agreement is
     -------------------------------
hereby deleted and replaced with the following:

     The sublicense granted to LICENSEE under Section 5.10.2 above shall continue only so long as LICENSEE and its Affiliates do not assert, either in litigation or by a direct communication, any Essential Patents for CDMA Applications against Ericsson's CDMA subscriber, infrastructure or test equipment products and LICENSEE does not dismiss such litigation or withdraw such assertion or offer a royalty-free license under such patents within thirty (30) days after QUALCOMM's receipt of notice from Ericsson of such litigation or communication.


4.   No Other Amendment Or Modification.  Except as expressly set forth in this
     ----------------------------------
Amendment, the License Agreement remains in full force and effect without modification. The terms and conditions of this Amendment and the License Agreement shall not be modified or amended except by a writing signed by authorized representatives of both Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be effective as of September 23, 1999 (the "Effective Date").

QUALCOMM INCORPORATED                          NEOPOINT, INC.
By:___________________                         By:___________________
Title:_______________                          Title:________________

                                  EXHIBIT A
                           SUBSCRIBER UNIT DOCUMENTS



    Document Description:                                           Document
    ---------------------                                           --------

#:
--

1)   BBA2 Baseband Analog Processor Technical Users Manual        80-12612-1

2)   CDMA ASIC Products Quality & Reliability Report                80-12202

3)   MSM3000 Device Specification                                 93-24690-1

4)   CDMA Capacity 2.1 Test Report                                  80-12200

5)   CDMA Capacity 2.0 Test Report                                  80-10639

6)   CDMA Digital Cellular DM Mobile Station Software HLD,        EX60-10028
     Executive Overview, Ver. 1.0, 07/02/92

7)   CDMA Digital Cellular Technology Forum - March 1994          80-12370-1

8)   CDMA Digital Cellular Technology Forum February 1993           80-10770

9)   CDMA Digital Cellular Technology Forum January 1992           EX60-7735

10)  CDMA Dual-Mode Mobile Cellular Telephone Operating             80-10040
     Instructions

11)  QUALCOMM Dual-Mode Mobile Phone Spec. Sheet,               EX60-10071-1
     Initial Release

12)  QUALCOMM Dual-Mode Portable Phone Spec. Sheet              EX60-10072-1

13)  CDMA Portable Block Diagram and Architecture                  EX60-7327

14)  CDMA System Engineering Training Handbook, Vol. 1 & 2          80-12015

15)  Power Control Issues, 8/19/92                                 EX60-7415

16)  QCELP Variable Rate Vocoder, Extended, 01/22/91               EX60-7716

17)  Registration and Paging                                      EX60-10091

                                   EXHIBIT A
                     SUBSCRIBER UNIT DOCUMENTS (Continued)


     Document Description:                                          Document
     ---------------------                                          --------
#:
--

18)  Vocoder Interface Doc. - DSP1616, 12/14/92                     70-10412

19)  QUALCOMM VLSI Foundry Quality and Reliability                   80-3652
     General Requirements

20)  Quality Manual                                                80-3460-1



                                   EXHIBIT B


                         [LOGO of Digital by Qualcomm]

                                   EXHIBIT C

                                  CERTIFICATE

The undersigned official of Neopoint, Inc. ("LICENSEE") is providing the following information to QUALCOMM pursuant to that certain Subscriber Unit License Agreement entered into between LICENSEE and QUALCOMM (the "Agreement"). All capitalized terms used in this Certificate have the definitions ascribed to them in the Agreement.

This Certificate reflects the Royalties payable by LICENSEE for the calendar quarter ended:____________, 19__.

-------------------------------------------------------------------------------------
                                                                  DETERMINATION OF
              GENERAL INFORMATION REGARDING "SALE"                  SELLING PRICE

-------------------------------------------------------------------------------------

Date and Country of    If Sold to          Number of Licensed     Selling Price paid
Sale by LICENSEE       Related Buyer,      Products Sold          by Purchaser or
and Affiliates         identity of                                charged by final
(e.g., if sold for     Related Buyer.                             vendee Related
use in the United                                                 Buyer or, if
States, state "sold                                               Licensed Product
for use in U.S.")                                                 is used by
                                                                  LICENSEE, Selling
                                                                  Price that would
                                                                  be realized in a
                                                                  sale to a Purchaser
-------------------------------------------------------------------------------------

--------------------------------------------------------
    DEDUCTIBLE ITEMS FROM
        SELLING PRICE         CALCULATION OF ROYALTIES

--------------------------------------------------------

  Type of       Amount of     Applicable    Applicable
  Deductible    Deduction     Net Selling   Royalty
  Item                        Price         Percentage








--------------------------------------------------------

                                                            TOTAL ROYALTIES
                                                            DUE AND PAYABLE  $

The undersigned hereby certifies that the foregoing represents an accurate and complete record of all royalties due and payable by LICENSEE for the calendar quarter specified above.

               Signature:________________________________

               Title:____________________________________

               Date:_____________________________________